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                                                                   Exhibit 3.5


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BLUESTONE SOFTWARE, INC.


         Bluestone Software, Inc. (the "Corporation"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation, by written consent filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and submitted the same to the stockholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board hereby deems it advisable and in the best interest of the Corporation to amend the Corporation's Certificate of Incorporation as follows:

         The first clause of "Authorized Capital Stock"of Article FOURTH shall be amended to read as follows:

                  The Corporation shall have the authority to issue an aggregate 78,400,187 shares of capital stock which shall be divided into 54,900,000 shares of Common Stock, par value $.001 per share ("Common Stock")

         SECOND: That the stockholders of the Corporation duly consented in writing to the aforesaid amendment in accordance with the provisions of
Section 228 of the DGCL.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.



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         IN WITNESS WHEREOF, Bluestone Software, Inc. has caused this
Certificate to be signed by Kevin Kilroy, its President and Chief Executive Officer, this 20th day of August, 1999.


                                   BLUESTONE SOFTWARE, INC.



                                   /s/  KEVIN KILROY
                                   ---------------------------------------------
                                   Kevin Kilroy
                                   President and Chief Executive Officer

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